Exhibit 10.52

PROMISSORY NOTE
(this “Note”)

Principal Amount: $75,000.00	New York, New York
As Of November 11, 2013

FOR VALUE RECEIVED, BioNeutral Group, Inc., a Nevada Corporation, having an address at BioNeutral Group, Inc. 211 Warren Street, Suite 400, Newark, NJ 07103 (“Maker”) hereby promises to pay to Herbert F. Kozlov having an address at 36 Claremont Road, Scarsdale New York, NY 10583 or his successors or assigns (the “Payee” or “Holder”), the principal amount referenced above, namely Seventy Five Thousand Dollars  and accrued interest thereon as hereinafter provided.

This Promissory Note is issued to Holder as an accord and satisfaction as a result of Maker failing to deliver common shares of Maker to Holder as was required of Maker in a Note Satisfaction and Exchange Agreement dated as of June 1, 2013. The provisions of paragraphs 1, 2, and 5 of the Note Satisfaction and Exchange Agreement are hereby terminated. The remaining provisions of the Note Satisfaction and Exchange Agreement remain in full force and effect.

1.           INTEREST RATE. Interest shall be charged on the outstanding principal balance of this Note from the date hereof until the full amount of principal due hereunder has been paid at the rate of fourteen percent (14%) per annum.  Interest shall be calculated daily on the basis of the actual number of days elapsed over a 360 day year; provided, however, that from and after the occurrence of any Event of Default, the interest rate shall be increased to 18 percent (18%) per annum until all payments due hereunder have been paid in full.

2.           PAYMENT OF PRINCIPAL AND INTEREST.

(a) Payment of the principal and accrued interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.  The Maker will pay or cause to be paid all sums becoming due hereon for principal and interest on the Maturity Date by check sent to the Holder’s above address or to such other address as Holder may designate for such purpose from time to time by written notice to the Maker, without any requirement for the presentation of this Note or making any notation thereon except that the Holder hereof agrees that payment of the final amount due shall be made only upon surrender of this Note to the Maker for cancellation.

(b) Maker  will repay the amount of this note in full on June 1, 2014, without any requirement of demand or notice from Holder.

(c) All unpaid principal and interest shall be due and payable on the earlier to occur of an Event of Default and  June 1, 2014.

3.           PREPAYMENT.  The principal amount of this Note together with all accrued and unpaid interest may be prepaid in whole or in part at any time, and from time to time without premium or penalty, provided that the Maker gives Payee not less than five (5) days prior written notice of such intended prepayment.

4.           CONVERSION.   Holder shall have the right but not the obligation to demand and receive payment of all or a portion of this Note in common shares of Maker. In the event that Holder exercises his right to require payment in common shares, (a) such shares shall be valued at the lower of $.03 per share, or the closing price of such shares on the day preceding the date when notice of full or partial conversion is dispatched, and (b) such conversion shares shall be delivered to Holder within 7 days of notice of conversion. The provisions of paragraph 4 of the Note Satisfaction and Exchange Agreement shall apply with full force and effect to any shares issued pursuant to a conversion notice.

5.           REPRESENTATIONS AND WARRANTIES OF THE MAKER.

The Maker represents and warrants to the Holder that the Maker the legal, valid and binding obligation of the Maker, enforceability in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principals of equity (regardless of whether enforcement is sought in a proceeding of law or in equity).

6.           EVENTS OF DEFAULT.

It shall be an Event of Default with respect to this Note upon the occurrence of any of the following events:

6.1        Default Under Note.

(a)         a default in the payment of the principal or interest on this Note, when and as the same shall become due and payable, either by the terms hereof or otherwise.

(b)         default in the performance, or breach, of any covenant of the Maker in this Note (other than a covenant or a default which is elsewhere herein specifically dealt with as an Event of Default).

(c)         a merger of the Maker into another entity where Maker is not the surviving corporation, a sale or transfer of more than 50 % of Maker’s assets, or the entry of any judgment against Maker.

6.2        Bankruptcy. The entry of a decree or order by a court having jurisdiction adjudging the Maker a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Maker, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) days; or the commencement by the Maker of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Maker, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action.

7.           REMEDIES UPON DEFAULT.

7.1        Acceleration.  Upon each occurrence of an Event of Default and at any time during the continuation thereof (unless the principal of this Note shall already have become and be due and payable), the Holder, by notice in writing given to the Maker, may declare the principal of the Note then outstanding to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, anything herein contained to the contrary notwithstanding.  The principal of the Note then outstanding shall automatically be due and payable immediately upon any Event of Default.

7.2        Proceedings and Actions.  During the continuation of any one or more Events of Default, the Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims, against all assets of the Maker and shall be entitled to receive therefrom payment on such claims up to an amount not exceeding the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including reasonable attorneys’ fees.

7.3        Remedies Cumulative. The rights and remedies of Holder as provided herein and in the Guaranty or Pledge Agreement shall be cumulative and concurrent, may be pursued separately, successively or together against the Maker or any other collateral security for payment of amounts due hereunder, or any guarantor thereof, at the sole discretion of Holder, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Holder at law or in equity.  The failure, at any one or more times, of Holder to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.  Holder shall have the right to take any action it deems appropriate without the necessity of resorting to any collateral securing this Note.

8.           MISCELLANEOUS

8.1.       Integration.  This Note constitutes the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

8.2.       Attorneys' Fees and Expenses.  If Holder retains the services of counsel or proceeds pro se, by reason of a claim of a default or an Event of Default hereunder, or on account of any matter involving this Note, all costs of suit and all reasonable attorneys' fees and such other reasonable expenses of Holder shall forthwith become due and payable and shall be evidenced hereby.

8.3.       No Implied Waiver. Holder shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Holder, and then only to the extent specifically set forth therein.  A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

8.4.       Partial Invalidity.  Wherever possible, each provision of this Note shall be interpreted in such a manner so as to be effective and valid under applicable law, but if any provision of this Note is held to be prohibited by or invalid under applicable law, such provision or provisions shall be ineffective only to the extent of such provision and invalidity, without invalidating the remainder of this Note.

8.5.       Binding Effect.  The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by the Maker without the prior written consent of Holder, and any such assignment or attempted assignment by the Maker shall be void and of no effect.

8.6.       Modifications.  This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought. Emails, including emails that bear an electronic “signature block” identifying the sender, do not constitute signed writings for purposes of this Note.

8.7.       Notices. All notices and communications under this Note shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed herein.  Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery.  A party may change its address by giving written notice to the other party as specified herein.

8.8.       GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, ITS RULES OF CONFLICT OF LAWS NOTWITHSTANDING.  THE PARTIES AGREE AND CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL AND STATES COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE AMENDMENT AGREEMENT.  THE PARTIES KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

8.9.       Counterparts.  This Note may be executed in counterparts and by facsimile or other electronic signatures, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

***Signature Page Follows***

IN WITNESS WHEREOF, Maker has caused this Note to be executed in and to be dated as of the day and year first above written.

BioNeutral Group, Inc.

By:
Herbert F. Kozlov
Accepted: